UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Donald DeGolyer and Neal Fowler as Directors
On September 28, 2023, the Board of Directors (the “Board”) of Emergent BioSolutions Inc. (the “Company”) appointed Donald DeGolyer and Neal Fowler as Class III directors effective October 1, 2023, with initial terms expiring at the Company’s 2024 annual meeting of stockholders. Both Mr. DeGolyer and Mr. Fowler are independent directors under New York Stock Exchange listing standards.
Mr. DeGolyer will serve as a member of the Board’s Compensation Committee, and Mr. Fowler will serve as a member of the Board’s Audit and Finance Committee. Neither Mr. DeGolyer nor Mr. Fowler was selected as a director pursuant to any arrangement or understanding with any other person. In addition, neither Mr. DeGolyer nor Mr. Fowler nor any of their respective immediate family members are party to a transaction or arrangement involving the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Messrs. DeGolyer and Fowler will each receive an initial new director grant of restricted stock units with a value equivalent to $375,000 under the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan. The restricted stock units will vest in three equal installments over a three-year period, subject to the applicable director’s continued service on the Board. As non-employee directors, Messrs. DeGolyer and Fowler will receive additional compensation in accordance with the Company’s non-employee director compensation practices, which are summarized under the heading “Director Compensation” in the Company’s definitive revised proxy statement, filed with the Securities and Exchange Commission on April 24, 2023, subject to proration in the first year of their service. Messrs. DeGolyer and Fowler will also enter into the Company’s standard indemnification agreement, a form of which was filed as Exhibit 10 to the Company’s Current Report on Form 8-K, filed with the SEC on January 18, 2013.
Adoption of Inducement Plan
On September 28, 2023, the Board adopted and approved the Emergent BioSolutions Inc. Inducement Plan (the “Inducement Plan”), pursuant to which the Company may from time to time make equity grants to individuals not previously an employee or director of the Company or any of its subsidiaries (or following a bona fide period of interruption of employment) as a material inducement to their employment by the Company. The Inducement Plan was adopted by the Board without stockholder approval pursuant to New York Stock Exchange Listing Rule 303A.08. The Board reserved 5,000,000 shares of the Company’s common stock for issuance under the Inducement Plan. The terms and conditions of the Inducement Plan are substantially similar to the Company’s stockholder-approved Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan.
The foregoing description of the Inducement Plan is qualified in its entirety by reference to the full text of the Inducement Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On October 2, 2023, the Company issued a press release regarding the appointments of Messrs. DeGolyer and Fowler, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.
Item 9.01.  Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Emergent BioSolutions Inc. Inducement Plan
99.1	Press release issued by Emergent BioSolutions Inc. on October 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: August 30, 2023	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer